Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2007

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$8,189,670
Unrealized Gain (Loss) on Market Value of Futures	(44,686,140)
ETF Transaction Fees	14,000
Interest Income	897,232
Total Income (Loss)	$(35,585,238)

Expenses
Investment Advisory Fee	$122,404
Brokerage Commissions	44,712
NYMEX License Fee	8,160
Non-interested Directors' Fees and Expenses	6,875
Total Expenses	$182,151
Net Gain (Loss)	$(35,767,389)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/07	$192,494,400
Additions (8,200,000 Units)	294,542,921
Withdrawals (1,400,000 Units)	(53,152,029)
Net Gain (Loss)	(35,767,389)

Net Asset Value End of Period	$398,117,903
Net Asset Value Per Unit (11,700,000 Units)	$34.03

To the Limited Partners of United States Natural Gas Fund, LP:

That pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the period ended August 31, 2007 is accurate and complete.

/s/ Nicholas D. Gerber
Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Natural Gas Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502